                                                                      EXHIBIT 15

            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Industries, Inc.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Industries, Inc., for the registration of its common stock or senior subordinated notes due 2007 of our report dated April 22, 1998 relating to the unaudited condensed consolidated interim financial statements of Park-Ohio Industries, Inc., which are included in its Form 10-Q for the quarter ended March 31, 1998.

                                                                         SHARES/DOLLARS
REGISTRATION STATEMENT                    DESCRIPTION                      REGISTERED
----------------------                    -----------                    --------------
Form S-3 (33-86054)     Convertible Senior Subordinated Debt                   363,094
Form S-8 (33-64420)     1992 Stock Option Plan                                 350,000
Form S-8 (33-01047)     Individual Account Retirement Plan                   1,500,000
Form S-8 (333-28407)    Amended and Restated 1992 Stock Option Plan and        750,000
                        1996 Non-Employee Director Stock Option Plan
Form S-4 (333-46931)    Formation of PKOH Holding Corp.                     11,000,000
Form S-4 (333-43005)    Senior Subordinated Notes due 2007                $150,000,000

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                            /s/ ERNST & YOUNG LLP

Cleveland, Ohio
May 12, 1998